UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 7, 2011

United States Steel Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 7, 2011, United States Steel Corporation (the “Corporation”) entered into a Loan Agreement (the “Agreement”) in connection with the issuance and sale by Utah County, Utah (the “Issuer”) of $32,375,000 Utah County, Utah Environmental Improvement Revenue Refunding Bonds, Series 2011 (United States Steel Corporation Project) which have a maturity date of November 1, 2015 (the “Bonds”).  Pursuant to the Agreement, the Issuer will provide the proceeds of the sale of the Bonds for the purpose of refunding a previous series of the Issuer’s bonds totaling $32,375,000 (the “Refunded Bonds”).  The Agreement obligates the Corporation to provide the trustee under the Indenture issued in connection with the Bonds with funds sufficient to pay, when due, the principal of and interest on the Bonds.  The Refunded Bonds were issued to refund two prior series of the Issuer’s bonds, the proceeds of which were used to finance a portion of the cost of acquiring, constructing, equipping and installing certain pollution control facilities of the Corporation.

The Agreement is filed herewith as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.1
Loan Agreement between Utah County, Utah and United States Steel Corporation dated as of November 1, 2011 regarding $32,375,000 aggregate principal amount of Utah County, Utah Authority Environmental Improvement Revenue Refunding Bonds, Series 2011 (United States Steel Corporation Project).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated:  December 12, 2011